Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-53374, 333-105963, 333-127025 and 333-15018) and Form S-3 (333-106126, 333-117264, 333-143023, 333-151885 and 333-158770) of Evergreen Solar, Inc. of our report dated March 8, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, MA
March 8, 2010